Exhibit 10.1

Assignment Agreement

This Assignment Agreement (“ASSIGNMENT”) is entered into as of April 30, 2021, (“Effective Date”) by and between OntoChem GmbH, a German limited liability company registered at the courts of Stendal whose address is Blücherstrasse 24, 06120 Halle (Saale), Germany (“ASSIGNOR”), MolGenie GmbH, a German limited liability company registered at the Courts of Stuttgart (“ASSIGNEE”), whose address is Felix-Dahn-Str. 4, 70597 Stuttgart, Germany, and Anixa Biosciences, Inc., a Delaware corporation, located at 3150 Almaden Expressway, Suite 250, San Jose, CA 95118, U.S.A. (“ANIXA”) (each a “Party” and collectively the “Parties”); and with reference to the following facts:

WHEREAS, ASSIGNOR has performed certain drug discovery research and consultancy services in the discovery and development of novel drug candidates for the treatment of COVID-19 on behalf of ANIXA under the umbrella of a Collaboration Agreement, signed on April 14th, 2020, as amended (“Agreement”). Capitalized terms used but not otherwise defined herein will have the respective meanings given in the Agreement.

WHEREAS, ASSIGNEE has been formed to perform drug discovery research and consultancy services;

WHEREAS, ASSIGNOR would like to assign to ASSIGNEE the Agreement, as well as assign and transfer all rights and materials that are needed to continue the performance of the Agreement, such as chemical building blocks, hit compounds, biology screening materials such as substrates and proteins screening data, and also all related data and other subject matter that were generated under the Agreement (for example, screening data and synthesis and testing procedures);

WHEREAS, any such assignment requires the consent of ANIXA, and ANIXA desires to consent to the assignment contemplated herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Assignment. ASSIGNOR hereby irrevocably transfers, conveys and assigns to ASSIGNEE: (a) all of ASSIGNOR’s interests, rights, duties and obligations under the Agreement; and (b) all of ASSIGNOR’s interest, rights and title to all (i) Hit Compounds identified under the Agreement as of at any time prior to the Effective Date, and all Variants of such Hit Compounds (as well as all physical samples of such Hit Compounds and Variants), and (ii) all Deliverables (completed and in process), Inventions, data and records generated under the Agreement as of at any time prior to the Effective Date (the foregoing assets under this clause (ii), collectively, the “Collaboration Assets”).

2. Assumption of the Assignment. ASSIGNEE hereby assumes from ASSIGNOR all of ASSIGNOR’s interests, rights, duties and obligations under the Agreement and agrees to comply with all terms and conditions of the Agreement as if ASSIGNEE were the original party to the Agreement. Promptly following the Effective Date, ASSIGNOR will destroy all materials containing ANIXA’s Confidential Information then in ASSIGNOR’s possession, and, notwithstanding the destruction of such materials or anything to the contrary in this ASSIGNMENT, ASSIGNOR will continue to be subject to the terms of Section 5 of the Agreement with respect to ANIXA’s Confidential Information.

3. No other liabilities. Except as expressly and specifically provided in this ASSIGNMENT, ASSIGNEE shall not assume any other liability or obligation of ASSIGNOR of any kind whatsoever, fixed or contingent, disclosed or undisclosed.

4. Representations and Warranties of ASSIGNOR to ASSIGNEE. No warranties or representations of any nature whatsoever, either express or implied, are made with respect to the Agreement or with respect to the title, condition, design, fitness or marketability of the assets associated with the Agreement, and there is expressly disclaimed (i) any implied warranty or merchantability, (ii) any implied warranty of fitness for a particular purpose, and (iii) any implied warranty of conformity to models or samples of materials with respect to the Agreement, it being the express intention of ASSIGNOR and ASSIGNEE that the Agreement and the Collaboration Assets shall be conveyed and transferred to ASSIGNEE in their present condition and state of repair, “as is” and “where is,” with all faults, if any.

5. Representations and Warranties of ASSIGNEE. ASSIGNEE represents and warrants to ANIXA that as of the Effective Date of this ASSIGNMENT:

a. It is a duly organized corporate entity in good standing and is fully authorized to enter into and perform under this ASSIGNMENT and the Agreement;

b. Neither ASSIGNEE nor any of its Affiliates has been found in breach of any laws or regulations governing the production of medicinal products in the United States or any other jurisdiction within the world;

c. Neither ASSIGNEE nor any of its Affiliates has been debarred by the FDA or other regulatory authority outside the United States from working for or providing services to any pharmaceutical or biotechnology company under Section 306 of the Federal Food Drug & Cosmetic Drug Act or comparable laws of any other jurisdiction, and, to ASSIGNEE’s knowledge, no investigations, claims or proceedings with respect to debarment are pending or threatened against ASSIGNEE or any of its Affiliates.

d. ASSIGNEE has never approved or commenced any proceeding, or made any election contemplating, the winding up or cessation of ASSIGNEE’s business or affairs or the assignment of ASSIGNEE’s material assets for the benefit of creditors. To ASSIGNEE’s knowledge, no such proceeding is contemplated, pending or threatened.

e. (i) to ASSIGNEE’s knowledge, ASSIGNEE’s performance of its activities under the Research Plan does not infringe or constitute misappropriation of the intellectual property rights of any third party; (ii) no licenses, permissions or releases from any third party are necessary for ASSIGNEE’s performance of its activities under the Research Plan; (iii) ASSIGNEE has obtained rights to use any third-party compound libraries and software referenced in the Research Plan under terms and conditions consistent with the Agreement to the extent necessary to perform the Research Plan from and after the Effective Date; and (iv) ASSIGNEE’s performance of its activities under the Research Plan will not result in any third party acquiring any right, title or interest in or to any Anixa Invention or Deliverable.

6. Release of ASSIGNOR. ANIXA hereby releases and discharges ASSIGNOR, its officers and employees, administrators, agents, partners, or other legal representatives from any further obligations and claims arising from the Agreement after the date of this ASSIGNMENT, excluding, for clarity, any obligations and claims based upon a breach of the Agreement that occurred prior to the date of this ASSIGNMENT.

7. Entire Agreement. This ASSIGNMENT and the documents and instruments and other agreements among the Parties hereto referenced herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior written and oral agreements and understandings, and all contemporaneous oral agreements and understandings, among the Parties with respect to the subject matter hereof.

8. Severability. In the event that any provision of this ASSIGNMENT or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this ASSIGNMENT will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this ASSIGNMENT with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

9. No Assignment. This ASSIGNMENT is not assignable by any Party absent prior written consent of the other Parties.

10. Waiver. No failure on the part of any person to exercise any power, right, privilege or remedy under this ASSIGNMENT, and no delay on the part of any person in exercising any power, right, privilege or remedy under this ASSIGNMENT, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

11. Governing Law. This ASSIGNMENT shall be governed by, and enforced and construed in accordance with, the laws of Germany without regard to any conflict of laws principle that would result in the application of the laws of any other jurisdiction, provided that the Agreement, and the rights and obligations of the Parties thereunder, will be governed by the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdiction.

12. Counterparts. This ASSIGNMENT may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any Party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other Party that requests such original counterpart.

[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this ASSIGNMENT on the date first above written.

OntoChem GmbH (ASSIGNOR)

By:	/s/Felix Berthelmann
Name:	Dr. Felix Berthelmann
Title:	Managing Director

By:	/s/Lutz Weber
Name:	Dr. Lutz Weber
Title:	Managing Director

MolGenie GmbH (ASSIGNEE)

By:	/s/Lutz Weber
Name:	Dr. Lutz Weber
Title:	Managing Director

ANIXA BIOSCIENCES, INC. (ANIXA)

By:	/s/Amit Kumar
Name:	Amit Kumar, PhD
Title:	CEO